UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12

FUTURE FINTECH GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: _____________

(2)	Aggregate number of securities to which transaction applies: _____________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

(4)	Proposed maximum aggregate value of transaction: _____________

(5)	Total fee paid: _____________

☐	Fee paid previously with preliminary materials:

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(1)	Amount Previously Paid: _____________

(2)	Form, Schedule or Registration Statement No.: _____________

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Explanatory Note

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend and restate that section titled “Security Ownership of Directors, Officers, and Certain Beneficial Owners of Future FinTech Group Inc.” of the definitive proxy statement (the “Original Proxy”) of Future FinTech Group Inc. (the “Company”) for the 2018 Annual Meeting of Shareholders and any adjournments or postponements of the meeting (the “Annual Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2018 (the “Original Date”). This Amendment No. 1 is being filed to correct a typographical error in the Original Proxy that showed Mr. Zhi Yan, a member of the Company’s board of directors, beneficially owning no shares of the Company’s common stock. Mr. Zhi Yan is the beneficial owner of 50,000 shares of the Company’s common stock.

Except as described above, no other changes have been made to the Original Proxy. With the exception of the foregoing or as otherwise noted in this Amendment No. 1, the Original Proxy continues to speak as of the Original Date, and we have not updated the disclosures contained herein to reflect any other events that have occurred at a date subsequent to the filing of the Original Proxy. Accordingly, this Amendment No. 1 should be read in conjunction with our filings with the SEC subsequent to the Original Date.

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SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS OF
FUTURE FINTECH GROUP INC.

The following table sets forth information concerning beneficial ownership of our Common Stock as of October 12, 2018 by:

●	each shareholder or group of affiliated shareholders who owns more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 26,017,083 shares of our Common Stock outstanding as of October 12, 2018.

Beneficial ownership is determined in accordance with the SEC rules, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of October 12, 2018 or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of October 12, 2018 are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of shares and percentage of shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders, named executive officers, and directors below is c/o Future FinTech Group Inc., 23F, China Development Bank Tower, No. 2 Gaoxin 1st Road, Xi’an, Shaanxi Province, PRC 710075.

Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors, Named Executive Officers and 5% Shareholders
Yongke Xue (1)	1,671,955	6.4%
Zhi Yan	50,000	*
Yiliang Li	—	—
Hanjun Zheng	—	—
Fuyou Li	—	—
Johnson Lau	—	—
All current directors and executive officers as a group (6 persons)	1,721,955	6.6%
Zeyao Xue (2)	13,034,114	50.0%
Mengyao Chen (3)	3,323,225	12.77%
Shuiliang Xiao (4)	3,409,466	13.11%
	19,766,805	75.98%

* less than 1.0%

(1)	Consists of (i) 1,488,570 shares owned directly by Golden Dawn International Limited, a British Virgin Islands company, (ii) 183,385 shares owned directly by China Tianren Organic Food Holding. Each of Golden Dawn International Limited and China Tianren Organic Good Holding are indirect subsidiaries of V.X. Fortune Capital Limited, a British Virgin Islands company. Yongke Xue is the sole director of V.X. Fortune Capital Limited.

(2)	Mr. Zeyao Xue, the son of Yongke Xue, holds all of the issued and outstanding capital stock of Fancylight Limited, which is the indirect owner of those shares held by Golden Dawn International Limited and China Tianren Organic Food Holding. As such, Mr. Zeyao Xue shares beneficial ownership of 1,671,955of his shares with Mr. Yongke Xue.

(3)	The shares were issued to Mengyao Chen, pursuant to a Creditor’s Rights Transfer Agreement between Hedetang Foods (China) Co., Ltd., a wholly owned subsidiary of the Company and Shaanxi Fu Chen Venture Capital Management Co., Ltd., dated November 2, 2017, which was filed with SEC in a Form 8-K dated November 6, 2017.

(4)	The shares were issued to Shuiliang Xiao, pursuant to two Creditor’s Rights Transfer Agreements between Hedetang Foods (China) Co., Ltd., a wholly owned subsidiary of the Company and Shaanxi Chunlv Ecological Agriculture Co., Ltd., dated November 2, 2017, which was filed with SEC in a Form 8-K dated November 6, 2017.

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